UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

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Filed by Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

LIGHTWAVE LOGIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Amendment No. 1 to the Lightwave Logic, Inc. (the “Company” or “our”) definitive proxy statement filed with Securities and Exchange Commission on March 28, 2025 (the “Original Proxy Statement”) is filed for the sole purpose of including Inline eXtensible Business Reporting Language, or Inline XBRL, data tagging of the disclosure relating to the Company’s Insider Trading Policy and Equity Grant Timing in the Original Proxy Statement, which disclosure is repeated below but not otherwise revised. The Inline XBRL data tagging was inadvertently omitted from the Original Proxy Statement due to a processing error.

Hedging Disclosure/Insider Trading

Under our Insider Trading Policy , our Covered Employees (all executive officers, directors, employees, and agents of the Company, and its subsidiaries, and the Immediate Family Members (as defined in the policy) of executive officers, directors and employees of the Company are prohibited from engaging in the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities on our securities, unless advance approval for the transaction is obtained from the compliance officer of the policy; (iii) holding our securities in a margin account or otherwise pledging our securities as collateral for loan, unless advance approval for the transaction is obtained from the compliance officer of the policy; and (iv) engaging in hedging or monetization transactions or similar arrangements with respect to our securities. Additionally, our Section 16 Insiders (the Company’s directors, executive officers and holders of more than 10% of the outstanding shares of any class of the Company’s securities registered under Section 12 of the Exchange Act) are prohibited from engaging in short term trading of our securities.

Our Company’s insider trading policy was adopted to govern the purchase and sale of our Company’s securities by our directors, officers, and other employees to ensure these transactions are conducted in compliance with applicable securities laws, and in particular, to ensure avoiding trading in the Company’s securities while in possession of material, non-public information about our Company. A copy of our Insider Trading Policy was included as Exhibit 19.1 to our Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024.

Equity Grant Timing

The Board and Compensation Committee strives to grant annual equity awards to executives at the beginning of the fiscal year, based on prior year's performance, and to outside directors each year during the week following the Company’s Annual Shareholder Meeting upon the election of the new slate of directors for the coming year.  The Board and Compensation Committee may also consider and approve interim or mid-year grants, from time to time based on business needs. The Board and Compensation Committee takes material nonpublic information into account when determining the timing and terms of equity awards, and, the Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.